Exhibit 99.1

Inogen Announces Fourth Quarter and Full Year 2025 Financial Results and Provides 2026 Financial Outlook

Delivered full year revenue growth of approximately 4%

Significantly improved profitability with 2025 net loss of $22.7 million and positive adjusted EBITDA of $2.7 million

Well-positioned to accelerate expected 2026 revenue growth and profitability

BEVERLY, Mass., February 24, 2026 -- Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced financial results for the fourth quarter and the full year ended December 31, 2025 and provided 2026 guidance for the first quarter and full year.

“In 2025, we made significant progress toward our long-term profitability goals while strengthening our product portfolio and improving the fundamentals of our business. Our disciplined operational efficiency contributed to a substantial year-over-year improvement in adjusted EBITDA, culminating in a positive result for the first time since 2021,” said Kevin Smith, President and Chief Executive Officer. “Our strong balance sheet with no debt, puts us in a strong position to accelerate innovation, enhance customer engagement, and drive portfolio expansion in 2026 and beyond. We believe these strategic achievements create a solid foundation for future growth and value creation for our shareholders.”

Highlights

•
Introduced two new products in the United States to diversify the portfolio with the Voxi 5, a stationary oxygen concentrator, and Aurora masks for continuous positive airway pressure (CPAP), designed for obstructive sleep apnea (OSA);
•
Initiated a limited market release of the Simeox airway clearance device in the United States to support reimbursement and advance commercialization efforts;
•
Launched Inogen patient portal to enhance digital health and to empower patients with seamless self-service to manage insurance requirements, streamline accessories ordering and access to support tools;
•
Announced strategic collaboration with Yuwell Medical to broaden Inogen’s product portfolio, strengthen its innovation pipeline through joint research and development, and accelerate the brand’s entry into China;
•
Authorized a $30.0 million share repurchase program to return value to shareholders based on the strength of our balance sheet, with year-end cash, cash equivalents, marketable securities, and restricted cash, of $120.9 million, with no debt outstanding.

Fourth Quarter 2025 Financial Results

In the fourth quarter of 2025, the Company made changes to its product revenue categories to provide investors with more meaningful trends in its business and strategic direction. The Company will now report product revenues in the following categories: U.S. sales, international sales, and U.S. rentals.

Total revenue in the fourth quarter of 2025 was $81.7 million, an increase of 2.0% from the prior-year period, primarily driven by higher growth in international portable oxygen concentrator, or POC, sales of 14.8%, partially offset by lower U.S. sales and U.S. rentals.

Total gross margin was 43.1% in the fourth quarter of 2025, a decrease from 45.3% in the prior-year period, primarily the result of channel mix.

Total operating loss was $9.3 million, an improvement of 18.3% from a loss of $11.4 million in the prior-year period, primarily due to material cost reductions, operational efficiencies, and an increase in international sales.

GAAP net loss for the fourth quarter of 2025 was $7.1 million, an improvement of 27.0% compared to $9.8 million in the prior-year period. Adjusted net loss for the fourth quarter of 2025 was $4.0 million, an improvement of 30.4% from adjusted net loss of $5.8 million in the prior-year period.

Adjusted EBITDA was negative $1.7 million in the fourth quarter of 2025, an improvement of 52.8% compared to negative $3.6 million in the prior-year period.

Cash, cash equivalents, marketable securities, and restricted cash were $120.9 million as of December 31, 2025, with no debt outstanding.

Full Year 2025 Financial Results

Total revenue in the full year 2025 increased 3.9% to $348.7 million from $335.7 million in the prior year, primarily driven by higher growth in international POC sales of 18.4%, partially offset by lower U.S. sales and U.S. rentals.

Total gross margin of 44.2% in the full year 2025 decreased from 46.1% in the comparable period in 2024, primarily the result of changing channel mix from higher POC sales to business customers.

Total operating loss was $30.2 million in the full year 2025, an improvement of 29.0% from a loss of $42.5 million in the full year of 2024, primarily due to material cost reductions, operational efficiencies, and an increase in international sales.

GAAP net loss for the full year 2025 was $22.7 million, an improvement of 36.6% compared to GAAP net loss of $35.9 million for the full year 2024. Adjusted net loss for the full year 2025 was $8.0 million, an improvement of 60.6% from adjusted net loss of $20.4 million in the full year 2024.

Adjusted EBITDA was positive $2.7 million for the full year 2025, an improvement of 128.4% compared to negative $9.5 million for the full year 2024.

Reconciliations of adjusted EBITDA and adjusted net loss for the three and twelve months ended December 31, 2025 and 2024 are in the financial schedules that are a part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures.”

First Quarter and Full Year 2026 Financial Outlook

Inogen expects first quarter 2026 reported revenue to be in line with first quarter 2025, due to channel mix and lower expected U.S. rentals revenue driven by reimbursement mix and reduced patients on service.

For the full year 2026, Inogen expects reported revenue in the range of $366 million to $373 million, reflecting approximately 6% growth at the midpoint of the range relative to the Company’s 2025 revenue.

The Company remains committed to driving positive Adjusted EBITDA improvement in 2026.

Quarterly Conference Call Information

On February 24, 2026, the Company will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.

Individuals interested in listening to the conference call may do so by dialing:

US domestic callers (877) 841-3961
Non-US callers (201) 689-8589

Please reference Inogen to join the call. A live audio webcast and archived recording of the conference call will be available to all interested parties through the News / Events page on the Inogen Investor Relations website. This webcast will also be archived on the website for 6 months.

A replay of the call will be available approximately three hours after the live webcast ends and will be accessible through March 3, 2026. To access the replay, dial (877) 660-6853 or (201) 612-7415 and reference Conference ID: 13757405.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class respiratory therapy devices used to deliver care to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its respiratory therapy products widely available, allowing patients the chance to manage the impact of their disease.

For more information, please visit www.inogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication that are not historical facts, including, but not limited to, statements regarding Inogen’s future business plans, market opportunities, financial outlook, growth strategies, and anticipated operational results, are forward-looking statements. Words such as “aims,” “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks and uncertainties relating to Inogen’s 2026 first quarter and full year financial guidance; market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2024, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Non-GAAP Financial Measures

Inogen has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three and twelve months ended December 31, 2025, and December 31, 2024. Management believes that these non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of Inogen’s core operating results. Management uses these non-GAAP measures to compare Inogen’s performance relative to forecasts and strategic plans, to benchmark Inogen’s performance externally against competitors, and for certain compensation decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Inogen's operating results as reported under U.S. GAAP. Inogen encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying tables of this release.

Contact
ir@inogen.net

Consolidated Statements of Comprehensive Loss

(unaudited)

(amounts in thousands, except share and per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue
Sales revenue	$68,572	$66,307	$295,304	$278,756
Rental revenue	13,149	13,774	53,364	56,949
Total revenue	81,721	80,081	348,668	335,705
Cost of revenue
Cost of sales revenue	39,360	35,499	163,837	148,655
Cost of rental revenue, including depreciation of $2,783 and $3,038, for the three months ended and $11,798 and $12,592 for the twelve months ended, respectively	7,125	8,293	30,566	32,309
Total cost of revenue	46,485	43,792	194,403	180,964
Gross profit	35,236	36,289	154,265	154,741
Operating expense
Research and development	5,316	5,898	19,399	21,610
Sales and marketing	23,106	24,155	97,692	103,069
General and administrative	16,120	17,622	67,381	72,578
Total operating expense	44,542	47,675	184,472	197,257
Loss from operations	(9,306)	(11,386)	(30,207)	(42,516)
Other income (expense)
Interest income, net	1,163	1,413	4,385	5,190
Other income (expense)	780	(114)	2,443	850
Total other income, net	1,943	1,299	6,828	6,040
Loss before benefit for income taxes	(7,363)	(10,087)	(23,379)	(36,476)
Benefit for income taxes	(236)	(330)	(632)	(588)
Net loss	(7,127)	(9,757)	(22,747)	(35,888)
Other comprehensive income (loss), net of tax
Change in foreign currency translation adjustment	(43)	(2,923)	5,722	(2,590)
Change in net unrealized gains (losses) on foreign currency hedging	1,224	(324)	1,970	(324)
Less: reclassification adjustment for net (losses) gains included in net loss	(579)	324	(1,970)	324
Total net change in unrealized gains on foreign currency hedging	645	—	—	—
Change in net unrealized (losses) gains on marketable securities	(43)	(297)	22	(136)
Total other comprehensive income (loss), net of tax	559	(3,220)	5,744	(2,726)
Comprehensive loss	$(6,568)	$(12,977)	$(17,003)	$(38,614)

Basic net loss per share attributable to common stockholders (1)	$(0.26)	$(0.41)	$(0.86)	$(1.52)
Diluted net loss per share attributable to common stockholders (1) (2)	$(0.26)	$(0.41)	$(0.86)	$(1.52)
Weighted average number of shares used in calculating net loss per share attributable to common stockholders:
Basic shares of common stock	27,176,742	23,846,666	26,601,652	23,654,395
Diluted shares of common stock	27,176,742	23,846,666	26,601,652	23,654,395

(1) Reconciliations of net loss attributable to common stockholders basic and diluted can be found in Inogen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 to be filed with the Securities and Exchange Commission.

(2) Due to a net loss for the three and twelve months ended December 31, 2025 and December 31, 2024, diluted loss per share is the same as basic.

Consolidated Balance Sheets

(unaudited)

(amounts in thousands)

	December 31,	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$103,729	$113,795
Marketable securities	15,848	—
Restricted cash	1,289	3,620
Accounts receivable, net	38,863	29,563
Inventories	25,969	24,812
Prepaid expenses and other current assets	12,601	13,661
Total current assets	198,299	185,451
Property and equipment, net	36,362	44,400
Goodwill	10,698	9,465
Intangible assets, net	30,763	30,493
Operating lease right-of-use asset	16,501	18,295
Other assets	6,002	8,081
Total assets	$298,625	$296,185
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$33,941	$27,153
Accrued payroll	10,629	17,189
Warranty reserve - current	10,116	9,736
Operating lease liability - current	3,163	2,812
Earnout liability	—	13,000
Deferred revenue - current	5,503	6,654
Income tax payable	183	142
Total current liabilities	63,535	76,686
Long-term liabilities
Warranty reserve - noncurrent	18,194	16,350
Operating lease liability - noncurrent	14,313	16,594
Deferred revenue - noncurrent	3,603	5,747
Deferred tax liability	6,749	6,948
Total liabilities	106,394	122,325
Stockholders' equity
Common stock	27	24
Additional paid-in capital	363,545	328,174
Accumulated deficit	(175,584)	(152,837)
Accumulated other comprehensive income (loss)	4,243	(1,501)
Total stockholders' equity	192,231	173,860
Total liabilities and stockholders' equity	$298,625	$296,185

Condensed Consolidated Cash Flow

(unaudited)

(amounts in thousands)

	Years Ended December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(22,747)	$(35,888)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	20,659	21,004
Loss on rental units and other assets	3,208	4,535
Loss (gain) on sale of former rental assets	57	(165)
Provision for sales revenue returns and doubtful accounts	6,351	10,890
Provision for inventory losses	822	233
Loss on purchase commitments	433	448
Stock-based compensation expense	8,014	7,397
Deferred income taxes	(1,100)	(1,150)
Change in fair value of earnout liability	—	3,000
Changes in operating assets and liabilities (1)	(26,913)	(4,390)
Net cash (used in) provided by operating activities	(11,216)	5,914
Cash flows from investing activities
Purchases of available-for-sale securities	(29,829)	(32,657)
Maturities of available-for-sale securities	14,003	35,500
Investment in intangible assets	—	(2,090)
Investment in property and equipment	(2,523)	(3,360)
Production and purchase of rental equipment	(7,860)	(11,643)
Proceeds from sale of former assets	—	275
Net cash used in investing activities	(26,209)	(13,975)
Cash flows from financing activities
Proceeds from employee stock purchases	971	811
Payment of employment taxes related to release of restricted stock	(821)	(546)
Payments of accrued earnout	(3,178)	—
Proceeds from issuance of common stock from securities purchase agreement	27,210	—
Net cash provided by financing activities	24,182	265
Effect of exchange rates on cash	846	(281)
Net decrease in cash, cash equivalents and restricted cash	$(12,397)	$(8,077)

(1) Includes $9,822 of the operating activity portion of the earnout liability payment related to the Physio-Assist acquisition.

Supplemental Financial Information

(unaudited)

(in thousands, except units and patients)

	Three months ended December 31,		Change 2025 vs. 2024		Constant Currency Change
Revenue by geographic region	2025	2024	$	%	%
U.S. sales	$36,055	$37,994	$(1,939)	-5.1%	-5.1%
International sales	32,517	28,313	4,204	14.8%	12.5%
U.S. rentals	13,149	13,774	(625)	-4.5%	-4.5%
Total revenue	$81,721	$80,081	$1,640	2.0%	1.2%
Additional financial measures
Units Sold	46,300	38,400		20.6%
Net rental patients as of period-end	49,000	51,000

	Twelve months ended December 31,		Change 2025 vs. 2024		Constant Currency Change
Revenue by geographic region	2025	2024	$	%	%
U.S. sales	$156,476	$161,549	$(5,073)	-3.1%	-3.1%
International sales	138,828	117,207	21,621	18.4%	18.1%
U.S. rentals	53,364	56,949	(3,585)	-6.3%	-6.3%
Total revenue	$348,668	$335,705	$12,963	3.9%	3.7%
Additional financial measures
Units Sold	189,400	157,500		20.3%
Net rental patients as of period-end	49,000	51,000

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(unaudited)

(in thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
Non-GAAP EBITDA and Adjusted EBITDA	2025	2024	2025	2024
Net loss (GAAP)	$(7,127)	$(9,757)	$(22,747)	$(35,888)
Non-GAAP adjustments:
Interest income, net	(1,163)	(1,413)	(4,385)	(5,190)
Benefit for income taxes	(236)	(330)	(632)	(588)
Depreciation and amortization	5,035	5,080	20,659	21,004
EBITDA (non-GAAP)	(3,491)	(6,420)	(7,105)	(20,662)
Stock-based compensation	1,811	1,693	8,014	7,397
Acquisition-related expenses	—	—	—	784
Change in fair value of earnout liability	—	1,170	—	3,000
Legal and settlement expenses	—	—	1,784	—
Adjusted EBITDA (non-GAAP)	$(1,680)	$(3,557)	$2,693	$(9,481)

	Three months ended December 31,
	Operating Expense		Loss from Operations		Net Loss		Diluted EPS
Non-GAAP Financial Metrics	2025	2024	2025	2024	2025	2024	2025	2024
Financial Results (GAAP)	$44,542	$47,675	$(9,306)	$(11,386)	$(7,127)	$(9,757)	$(0.26)	$(0.41)
Non-GAAP adjustments:
Amortization of intangibles	1,287	1,103	1,287	1,103	1,287	1,103	0.05	0.05
Stock-based compensation	1,811	1,693	1,811	1,693	1,811	1,693	0.07	0.07
Change in fair value of earnout liability	—	1,170	—	1,170	—	1,170	—	0.05
Income tax impact of adjustments (1)	—	—	—	—	—	—	—	—
Adjusted	$41,444	$43,709	$(6,208)	$(7,420)	$(4,029)	$(5,791)	$(0.15)	$(0.24)

	Twelve months ended December 31,
	Operating Expense		Loss from Operations		Net Loss		Diluted EPS
Non-GAAP Financial Metrics	2025	2024	2025	2024	2025	2024	2025	2024
Financial Results (GAAP)	$184,472	$197,257	$(30,207)	$(42,516)	$(22,747)	$(35,888)	$(0.86)	$(1.52)
Non-GAAP adjustments:
Amortization of intangibles	4,920	4,330	4,920	4,330	4,920	4,330	0.18	0.18
Stock-based compensation	8,014	7,397	8,014	7,397	8,014	7,397	0.30	0.31
Acquisition-related expenses	—	784	—	784	—	784	—	0.03
Change in fair value of earnout liability	—	3,000	—	3,000	—	3,000	—	0.13
Legal and settlement expenses	1,784	—	1,784	—	1,784	—	0.07	—
Income tax impact of adjustments (1)	—	—	—	—	—	—	—	—
Adjusted	$169,754	$181,746	$(15,489)	$(27,005)	$(8,029)	$(20,377)	$(0.30)	$(0.86)

(1) Income tax impact of adjustments represents the tax impact related to the non-GAAP adjustments listed above and reflects an effective tax rate of 0% for 2025 and 2024.